Exhibit 10.26

Second Addendum to Contribution, Conveyance and Assumption Agreement

Dated as of November 30, 2016

This Second Addendum to the Contribution, Conveyance and Assumption Agreement (this “Second Addendum”) is made and entered into as of the date first set forth above by and between Yangtze River Development, Ltd., a Nevada corporation (the “Contributor” or “YERR”), Armada Enterprises GP, LLC a Delaware limited liability company, (the “General Partner”) and the General Partner’s subsidiary, Wight International Construction, LLC, a Delaware limited liability company, (“Wight Construction’’).

WHEREAS, the parties hereto are the parties to that certain Contribution, Conveyance and Assumption Agreement, dated as of October 3, 2016 (together with all addendums and amendments thereto, the “Agreement”); and

WHEREAS, the parties hereto now wish to enter into this Second Addendum to clarify their intent and agreements with respect to the Agreement and the transactions contemplated therein;

NOW THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged by the parties hereto, and intending to be legally bound, and notwithstanding anything to the contrary in the Agreement, the parties hereby agree as follows:

1.	Terms used herein without definition shall have the meaning given in the Agreement.

2.	In connection with the transactions contemplated in the Agreement, the Parties agree that the agreement of the parties with respect to such transactions is as follows:

a.	The agreed timeframe for closing first financing will be set at, on, or about January 15, 2017.
b.	The triggering of the distribution preference results in immediate return of the YERR shares issued in accordance with this Agreement, and may be triggered if Wight Construction fails to deliver to the Company $50m as working capital or part of a firm commitment offering and $150m in construction capital by January 18, 2017. These funds shall be allocated according to a Construction Memorandum of Understanding to be executed by the parties. Both parties agree that the $150M is neither debt or equity capital to the Company.
c.	It is understood by the parties that the Shares will be issued to Wight Construction in certificate by the Company’s transfer agent. In the event the distribution preference in 2(b) above is triggered after Wight Construction is contributed to Armada Enterprises LP, the Shares may be distributed in kind to the Company in redemption of the equity issued to the Company for the Shares without dissolution of Wight Construction
d.	Clause 2.3 of the original Agreement and clause 2(c) in the Addendum to the Contribution Agreement are hereby deemed void and the $2M deposit required under those clauses, and any other clause referring to such deposit, is irrevocably waived by YERR.

3.	The intent of the parties is this Second Addendum, except where expressly set forth as an amendment to the original Agreement, shall not amend any of the terms of the Agreement, and is being entered into by and between the parties for the intent of clarifying and summarizing the intent of the parties with respect to the agreements of the parties in the Agreement. Except where expressly set forth in this Second Addendum, in the event of any conflict between the Agreement and this Addendum, the Agreement shall control, and the Agreement shall remain in full force and effect.

4.	The provisions of Article X of the Agreement (Miscellaneous) shall apply to this Second Addendum as though fully set forth herein.

5.	This Addendum may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Second Addendum as of the date first written above.

YANGTZE RIVER DEVELOPMENT, LTD.

By:
Name:
Title:

ARMADA ENTERPRISES GP, LLC

By:	/s/ George Wight
Name:	George Wight
Title:	Managing General Partner

WIGHT INTERNATIONAL CONSTRUCTION, LLC
By: Armada Enterprises GP, LLC

By:	/s/ George Wight
Name:	George Wight
Title:	Managing General Partner